Exhibit 99.1

Image Entertainment Reports Growth in Quarterly Revenues and Earnings; Fourth Quarter Net Revenues Up 21% Over Q4 2003 & 17% Over Last
Quarter

    CHATSWORTH, Calif.--(BUSINESS WIRE)--June 28, 2004--

          Fourth Quarter Earnings From Continuing Operations
                         of Nearly $1 Million

    Image Entertainment, Inc. (Nasdaq:DISK), a leading independent licensee, producer and distributor of exclusive DVD programming in North America, today reported financial results for its fourth quarter and fiscal year ended March 31, 2004. The financial results below exclude that of Image's wholly owned subsidiary, DVDPlanet, Inc., whose assets were sold in September 2003, and reflect only the continuing operations of the Company. DVDPlanet's financial results are reflected as discontinued operations for all periods reported.

    Fourth Quarter Financial Highlights

    -- Q4 revenues from continuing operations increased to $26.6 million, up 21% from Q4 2003.

    -- Q4 domestic wholesale distribution revenues increased to $24.3 million, up 19% from Q4 2003.

    -- Q4 international distribution revenues increased to $2.3 million, up 44% from Q4 2003.

    -- Q4 earnings from continuing operations were $.05 per share, compared to a ($.01) loss per share in Q4 2003.

    Fourth Quarter 2004 Compared to Fourth Quarter 2003

    Consolidated net revenues for the fourth quarter ended March 31, 2004, increased 20.8% to $26,569,000, from $21,993,000 for the same quarter last year. Net revenues from the domestic segment increased 19.0% to $24,260,000 for the March 2004 quarter, from $20,395,000 for the March 2003 quarter, primarily attributable to the sales growth of exclusive DVD and CD programming. Net revenues from the international segment increased 44.5% to $2,309,000 for the March 2004 quarter, from $1,598,000 for the same quarter last year. The increase was primarily due to increased sublicense revenues through BMG.
    Earnings from continuing operations before tax were $973,000 for the March 2004 quarter, compared to $643,000 for the March 2003 quarter. Image did not record income tax expense for the March 2004 quarter because it utilized operating loss carryforwards to offset taxable earnings.
    Earnings from continuing operations after tax were $973,000, or $.05 per diluted share, compared to a loss of $187,000, or ($.01) per diluted share in the same quarter a year-ago. Net earnings were $973,000, or $.05 per diluted share, for the March 2004 quarter, compared to net loss of $318,000, or ($.02) per diluted share, for the March 2003 quarter.

    Fiscal 2004 Compared to Fiscal 2003

    Consolidated net revenues for the fiscal year ended March 31, 2004, declined 2.4% to $84,840,000, from $86,929,000 for fiscal 2003.
Net revenues from the domestic wholesale distribution segment increased 1.1% to $78,370,000 for fiscal 2004, from $77,484,000 for fiscal 2003, primarily attributable to the sales growth of exclusive DVD and CD programming, offset by a decline in sales of nonexclusive DVD programming and exclusive VHS programming. Net revenues from the international wholesale distribution segment decreased 31.5% to $6,470,000 for fiscal 2004, from $9,445,000 for fiscal 2003. The decrease was due primarily to the method in which revenues are reported in connection with the transition from direct European distribution to a sublicense with BMG, as well as reduced revenues generated from the broadcast of exclusive programming.
    The loss from continuing operations before income taxes was $871,000 for fiscal 2004, compared to earnings from continuing operations of $1,948,000 for fiscal 2003. During fiscal 2004, Image established a valuation allowance against 100% of net deferred tax assets, which are primarily composed of operating loss carryforwards, resulting in an income tax expense allocated to continuing operations of $6,244,000 or ($.34) per diluted share for fiscal 2004. The loss from continuing operations after tax was $7,115,000, or ($.39) per diluted share, compared to earnings from continuing operations after tax of $642,000, or $.04 per diluted share. The loss from discontinued operations for fiscal 2004 was $2,441,000, or ($.13) per diluted share, and comprises a loss from DVDPlanet operations of $1,742,000 and a loss on sale of DVDPlanet assets of $699,000. The loss from discontinued operations for fiscal 2003 was $1,096,000, net of a deferred tax benefit of $618,000, or ($.07) per diluted share. The net loss for fiscal 2004 was $9,556,000, or ($.52) per diluted share, compared to $4,220,000, or ($.25) per diluted share, in fiscal 2003.
    Martin W. Greenwald, Image's President and Chief Executive Officer, commented, "Capping a year of major changes, Image finished with a strong quarter, generating over $26 million in revenue and almost $1 million in earnings. We believe we made a sound decision by choosing to focus on our core acquisition and distribution business, selling DVDPlanet and sublicensing many international functions to BMG. That focus is starting to pay off. We continue to acquire stronger titles and develop better relationships with our customers, while creating the potential for higher earnings and profit margins."
    Mr. Greenwald continued, "Of course challenges remain, particularly those relating to heightened competition in our industry. Image has always been an agile company, and I am confident in our ability to meet the challenges of this fast and changing environment. Through exclusive co-production deals with highly-respected names such as Dark Horse Entertainment, Quincy Jones III and Russell Simmons, we are adjusting to the reality of increased competition for programming, even while we continue toward our goal of releasing the highest-quality home entertainment in as profitable a fashion as possible."
    Commenting on Image's outlook, Mr. Greenwald concluded, "Although results for our first quarter ending June 30, 2004, are not yet complete, I anticipate significantly improved financial results compared to the same period last year, when we had $15.2 million in revenue and an $893,000 loss from continuing operations. We expect the quarter to be profitable, and I believe the trend of profitable quarters will continue. So far, fiscal 2005 is shaping up to be a great year. Our customer base is expanding and the wide range of our program offerings is becoming more and more relevant to retailers and consumers alike. I believe that Image is poised to capitalize on our position as a premier independent supplier of home entertainment."

    About Image Entertainment:

    Image Entertainment, Inc. is a leading licensee, producer and distributor of home entertainment programming in North America with more than 2,600 exclusive DVD titles in domestic release and approximately 300 programs internationally via sublicense agreements. The Company also has exclusive audio, broadcast, video on demand, streaming video, and download rights for many of its exclusive properties. The Company is headquartered in Chatsworth, Calif., and has a domestic distribution facility in Las Vegas, Nevada. For more information on Image Entertainment, Inc., please go to www.image-entertainment.com.

    Forward-Looking Statements:

    This press release may contain forward-looking statements which are based on the Company's current expectations, forecasts and assumptions. In some cases forward-looking statements may be identified by forward-looking words like "would," "intend," "hope," "will," "may," "should," "expect," "anticipate," "believe," "estimate," "predict," "continue," or similar words. Forward-looking statements involve risks and uncertainties which could cause actual outcomes and results to differ materially from the Company's expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the current economic climate and other risks and uncertainties, including those enumerated and described in the Company's filings with the Securities and Exchange Commission, which filings are available on the SEC's website at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.



                       IMAGE ENTERTAINMENT, INC.
                      CONSOLIDATED BALANCE SHEETS
                        March 31, 2004 and 2003

                                ASSETS

(In thousands)                                         2004     2003
                                                     -------- --------
Current assets:
   Cash                                                 $540   $2,672
   Accounts receivable, net of allowances of
       $7,413 - 2004;
       $6,070 - 2003                                  21,742   20,454
   Inventories                                        13,725   13,275
   Royalty and distribution fee advances               7,540    8,666
   Prepaid expenses and other assets                     887      719
   Deferred tax assets, net                               --    1,535
   Assets held for sale or abandoned                      --    2,944
                                                     -------- --------
   Total current assets                               44,434   50,265
                                                     -------- --------
Noncurrent inventories, principally production costs   2,604    2,755
Noncurrent royalty and distribution advances          11,037   10,230
Noncurrent deferred tax assets, net                       --    4,709
Property, equipment and improvements, net              5,782    5,972
Other assets                                             275   31,920
                                                     -------- --------
                                                     $64,132  $74,251
                                                     ======== ========



                       IMAGE ENTERTAINMENT, INC.
                      CONSOLIDATED BALANCE SHEETS
                        March 31, 2004 and 2003

                 LIABILITIES AND SHAREHOLDERS' EQUITY

(In thousands, except share data)                      2004     2003
                                                     -------- --------
Current liabilities:
   Accounts payable                                   $8,124   $8,934
   Accrued liabilities                                 2,472    2,211
   Accrued royalties and distribution fees             9,255    7,496
   Accrued music publishing fees                       5,196    4,256
   Deferred revenue                                    3,360    3,837
   Revolving credit facility                          10,218   10,520
   Current portion of long-term debt                   1,592    1,591
   Current portion of capital lease obligations          247      569
                                                     -------- --------
   Total current liabilities                          40,464   39,414
                                                     -------- --------
Long-term debt, less current portion                   1,224    2,816
Capital lease obligations, less current portion          109      356
                                                     -------- --------
Total liabilities                                     41,797   42,586
                                                     -------- --------

Shareholders' equity:
   Preferred stock, $1 par value, 3,366,000 shares
    authorized; none issued and outstanding               --       --
   Common stock, no par value, 30,000,000 shares
    authorized; 18,268,000 and 18,225,000 issued and
    outstanding at March 31, 2004, and 2003,
    respectively                                      33,142   32,916
   Additional paid-in capital                          3,774    3,774
   Accumulated deficit                               (14,581)  (5,025)
                                                     -------- --------
Net shareholders' equity                              22,335   31,665
                                                     -------- --------
                                                     $64,132  $74,251
                                                     ======== ========



                       IMAGE ENTERTAINMENT, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
          For the Three Months Ended March 31, 2004 and 2003

(In thousands, except per share data)        2004           2003
                                        -------------- --------------

NET REVENUES                            $26,569 100.0% $21,993 100.0%
OPERATING COSTS AND EXPENSES:
   Cost of sales                         19,283  72.6   15,564  70.8
   Selling expenses                       1,822   6.9    1,173   5.3
   General and administrative expenses    3,288  12.4    2,945  13.4
   Amortization of production costs         989   3.7    1,100   5.0
                                        -------------- --------------
                                         25,382  95.5   20,782  94.5
                                        -------------- --------------
EARNINGS FROM OPERATIONS                  1,187   4.5    1,211   5.5
OTHER EXPENSES (INCOME):
   Interest expense                         225   0.8      233   1.1
   Other                                    (11)  0.0      335   1.5
                                        -------------- --------------
                                            214   0.8      568   2.6
                                        -------------- --------------
EARNINGS FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES                        973   3.7      643   2.9
INCOME TAX EXPENSE                           --    --      830   3.8
                                        -------------- --------------
EARNINGS (LOSS) FROM CONTINUING
 OPERATIONS                                 973   3.7     (187) (0.9)
                                        -------------- --------------
DISCONTINUED OPERATIONS:
   Loss from operations of discontinued
    retail distribution segment (less
    applicable income tax benefit of $61
    in 2003)                                 --    --     (131) (0.6)
                                        -------------- --------------
LOSS FROM DISCONTINUED OPERATIONS            --    --     (131) (0.6)
                                        -------------- --------------
NET EARNINGS (LOSS)                        $973   3.7%   $(318) (1.4)%
                                        ============== ==============
NET EARNINGS (LOSS) PER SHARE:
   Continuing operations - basic and
    diluted                                $.05          $(.01)
   Discontinued operations - basic and
    diluted                                  --           (.01)
                                        --------       --------
   Net earnings (loss) - basic and
    diluted                                $.05          $(.02)
                                        ========       ========
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
   Basic                                 18,266         17,702
                                        ========       ========
   Diluted                               18,795         17,702
                                        ========       ========



                       IMAGE ENTERTAINMENT, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
              For the Years Ended March 31, 2004 and 2003

(In thousands, except per share data)        2004           2003
                                        -------------- --------------
NET REVENUES                            $84,840 100.0% $86,929 100.0%
OPERATING COSTS AND EXPENSES:
   Cost of sales                         62,638  73.8   62,166  71.5
   Selling expenses                       6,086   7.2    5,944   6.8
   General and administrative expenses   12,425  14.6   10,527  12.1
   Amortization of production costs       3,957   4.7    4,287   4.9
                                        -------------- --------------
                                         85,106 100.3   82,924  95.4
                                        -------------- --------------
EARNINGS (LOSS) FROM OPERATIONS            (266) (0.3)   4,005   4.6
OTHER EXPENSES (INCOME):
   Interest expense                         818   1.0    1,359   1.6
   Other                                   (213) (0.3)     698   0.8
                                        -------------- --------------
                                            605   0.7    2,057   2.4
                                        -------------- --------------
EARNINGS (LOSS) FROM CONTINUING
 OPERATIONS BEFORE INCOME TAXES            (871) (1.0)   1,948   2.2
INCOME TAX EXPENSE                        6,244   7.4    1,306   1.5
                                        -------------- --------------
EARNINGS (LOSS) FROM CONTINUING
 OPERATIONS                              (7,115) (8.4)     642   0.7
                                        -------------- --------------
DISCONTINUED OPERATIONS:
   Loss from operations of discontinued
    retail distribution segment (less
    applicable income tax benefit of
    $618 in 2003)                        (1,742) (2.1)  (1,096) (1.3)
   Loss on sale of retail distribution
    segment                                (699) (0.8)      --
                                        -------------- --------------
LOSS FROM DISCONTINUED OPERATIONS        (2,441) (2.9)  (1,096) (1.3)
                                        -------------- --------------
LOSS BEFORE CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE                       (9,556)(11.3)    (454) (0.5)
                                        -------------- --------------
CUMULATIVE EFFECT OF ACCOUNTING CHANGE,
 NET OF INCOME TAX BENEFIT OF $2,231         --         (3,766) (4.3)
                                        -------------- --------------
NET LOSS                                $(9,556)(11.3)%$(4,220) (4.9)%
                                        ============== ==============
NET EARNINGS (LOSS) PER SHARE:
   Continuing operations - basic and
    diluted                               $(.39)          $.04
   Discontinued operations - basic and
    diluted                                (.13)          (.07)
                                        --------       --------
   Loss before cumulative effect of
    accounting change - basic and
    diluted                                (.52)          (.03)
   Cumulative effect of accounting
    change - basic and diluted               --           (.22)
                                        --------       --------
   Net loss - basic and diluted           $(.52)         $(.25)
                                        ========       ========
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
   Basic                                 18,250         16,812
                                        ========       ========
   Diluted                               18,250         17,002
                                        ========       ========

    CONTACT: Image Entertainment, Inc.
             Jeff Framer, 818-407-9100, ext. 299
             jframer@image-entertainment.com
             or
             MKR Group, LLC
             Investor Relations:
             Charles Messman/Marie Dagresto, 626-395-9500 ir@mkr-group.com